UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2020 (November, 4, 2020)

BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-31361	35-2089858
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
4131 ParkLake Ave., Suite 225
Raleigh	NC		27612
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2020, BioDelivery Sciences International, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2020. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 Bailey Agreement

Pursuant to the Bailey Agreement, Mr. Bailey will serve as Chief Executive Officer of the Company, effective as of November 4, 2020 (the “Effective Date”). As Chief Executive Officer, Mr. Bailey will be paid an annual base salary of $650,000, will be eligible to receive a target annual incentive bonus equal to 70% of his base salary, commencing in 2021. For recognition of Mr. Bailey’s service as interim Chief Executive Officer, Mr. Bailey will be paid a one-time bonus of $200,000 to be paid by December 31, 2020, subject to his continued employment (the “Interim CEO Bonus”). The Interim CEO Bonus will be paid in lieu of a similar one-time bonus from his prior offer letter. In connection with the execution of the Bailey Agreement, the Company (i) accelerated the vesting of all of Mr. Bailey’s unvested restricted stock units and stock options that were previously granted to Mr. Bailey in May 2020 in connection with his hiring as interim Chief Executive Officer and (ii) granted Mr. Bailey stock options to purchase 840,000 shares of the Company’s common stock and granted restricted stock units for 160,000 shares of common stock, each of which will vest in equal installments over a three year period beginning on the Effective Date. Pursuant to the Bailey Agreement, in the event Mr. Bailey’s employment is terminated by the Company without Cause, by Mr. Bailey for Good Reason or as a result of Mr. Bailey’s death or permanent disability, subject to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Bailey will be entitled to receive a lump sum cash payment equal to 100% of Mr. Bailey’s annual base salary then in effect plus his pro-rated target annual performance bonus for the then-current year and any bonus for the prior year which was earned but not yet paid. In the event Mr. Bailey’s employment is terminated by the Company without Cause or by Mr. Bailey for Good Reason within 12 months after a Change in Control, subject to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Bailey will be entitled to (i) receive a lump sum cash payment equal to 100% of Mr. Bailey’s annual base salary then in effect, (ii) receive 100% of his target annual performance bonus for the then-current year, (iii) maintain any rights granted pursuant to any retirement, profit sharing and savings, healthcare, 401(k) and any other benefit plans sponsored by the Company and (iv) full acceleration of vesting of any of his unvested equity awards.

Plesha Amendment

In the event Mr. Plesha’s employment is terminated by the Company without Cause, by Mr. Plesha for Good Reason or as a result of Mr. Plesha’s death or permanent disability, subject in each case to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Plesha will be entitled to receive a lump sum cash payment equal to 100% of Mr. Plesha’s annual base salary then in effect plus his pro-rated target annual performance bonus for the then-current year. In the event Mr. Plesha’s employment is terminated by the Company without Cause or by Mr. Plesha for Good Reason within 12 months after a Change of Control, subject to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Plesha will be entitled to (i) receive a lump sum cash payment equal to 100% of Mr. Plesha’s annual base salary then in effect, (ii) receive 100% of his target annual performance bonus for the then-current year and any bonus for the prior year which was earned but not yet paid, (iii) maintain any rights granted pursuant to any retirement, profit sharing and savings, healthcare, 401(k) and any other benefit plans sponsored by the Company and (iv) full acceleration of vesting of any of his unvested equity awards.

The terms “Cause,” “Good Reason” “Change of Control” and “Change in Control” are each defined in the Bailey Agreement and Plesha Amendment. Except as modified by such amendments, the other terms of the executives’ offer letters remain in full force and effect.

The foregoing descriptions of the Bailey Agreement and the Plesha Amendment are only summaries and are qualified in their entirety by reference to the full text of the Bailey Agreement and the Plesha Amendment, which will be filed as exhibits to the Company’s next Annual Report on Form 10-K. A copy of the press release announcing Mr. Bailey’s appointment is furnished as Exhibit 99.2 to this report on Form 8-K.

Item 8.01	Other Events.
On November 4, 2020, the Company announced that the Board of Directors of the Company authorized the repurchase of up to $25 million of the Company’s shares of common stock. The timing and amount of any shares purchased on the open market will be determined based on the Company’s evaluation of the market conditions, share price and other factors. The Company plans to utilize existing cash on hand to fund the share repurchase program. A copy of the press release announcing the share repurchase is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on November 5, 2020, furnished herewith (Earnings Release)
99.2	Press release issued by the Company on November 4, 2020, furnished herewith (CEO Announcement)
99.3	Press release issued by the Company on November 4, 2020, furnished herewith (Share Repurchase)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 104)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2020	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Chief Financial Officer and Treasurer